Exhibit 99.1

Nkarta Announces Leadership Changes

Nadir Mahmood, Ph.D. Named to Expanded Role as Chief Financial and Business Officer

Alicia J. Hager, J.D., Ph.D. to Join as Chief Legal Officer

SOUTH SAN FRANCISCO, Calif., October 5, 2020 -- Nkarta, Inc. (Nasdaq: NKTX), a clinical-stage biopharmaceutical company developing engineered natural killer (NK) cell therapies to treat cancer, today announced that Nadir Mahmood, Ph.D., Chief Business Officer of Nkarta, is assuming the expanded role of Chief Financial and Business Officer effective immediately. He replaces Matthew Plunkett, Ph.D. who has stepped down as Chief Financial Officer to pursue other opportunities. In addition, Alicia J. Hager, J.D., Ph.D. is expected to join Nkarta as Chief Legal Officer later this month.

“We are delighted to welcome Nadir to his newly expanded role at Nkarta,” said Paul J. Hastings, Chief Executive Officer of Nkarta. “Since joining the company in 2018, Nadir has played a direct role in shaping Nkarta’s strategy and operations, provided exceptional cross-functional leadership and demonstrated a deep understanding of the many facets of our business. These achievements, in addition to his experience in corporate development and equity research, make him particularly well suited for Nkarta at this stage in our growth. He will be supported by a seasoned finance organization as we look forward to his continued contributions.”

Mahmood said, “I look forward to working with our investors, collaborators and the Nkarta team as we continue the important pursuit of advancing the next potential wave of transformative cell therapy that can bring new hope to cancer patients. Building on the strong foundation Matt helped to create, we remain focused on expanding platform innovation, advancing our manufacturing capabilities, and preparing for clinical trials of our potentially disruptive co-lead NK cell therapy candidates.”

Hastings continued, “We would like to thank Matt for his many valuable contributions to Nkarta. His unique skill set of advanced scientific training and financial market experience helped us rapidly build our financial foundation and take Nkarta to where we are today. I know I speak for everyone at the company when I say we wish Matt well as he embarks on the next leg of his successful career.”

Plunkett added, “I appreciate the opportunity from Paul and the Board to contribute to Nkarta’s financing and operations over the last two years, and I am delighted to leave the company with a solid financial foundation for future success.”

“We’re also pleased to welcome Alicia to Nkarta as we broaden the expertise and capabilities of our outstanding leadership team,” Hastings added. “As an experienced chief counsel and biopharma executive, she will provide critical legal expertise and leadership to support our goal of accelerating the development of groundbreaking therapies.”

About Nadir Mahmood, Ph.D.

Prior to joining Nkarta in 2018, Dr. Mahmood headed corporate development at Second Genome where he was responsible for establishing strategy and partnerships across the company’s portfolio of programs. Earlier in his career, he was staff scientist at Kythera Biopharmaceuticals (acquired by Allergan), overseeing preclinical research for the company’s lead molecule, Kybella®. Dr. Mahmood has also worked in equity research at Goldman Sachs and consulted for early stage companies in the life sciences and clean energy sectors. He earned a B.S. in Biochemistry from the University of Texas at Austin and a Ph.D. in Cell Regulation from the University of Texas Southwestern Medical Center, and completed postdoctoral research at the Scripps Research Institute in La Jolla, CA.

About Alicia J. Hager, J.D., Ph.D.

Dr. Hager brings to Nkarta a deep scientific background and nearly 20 years of broad legal experience in the life sciences. She previously served as Senior Vice President and General Counsel of OncoMed Pharmaceuticals, where she held multiple roles of increasing responsibility and leadership over the years. Prior to joining OncoMed, Dr. Hager was an attorney at the law firm of Morrison & Foerster LLP, where she served as intellectual property counsel for biotech and pharmaceutical clients. Earlier in her career, Dr. Hager was a patent agent at the law firm of Heller Ehrman White & McAuliffe LLP. Dr. Hager received an A.B. in Chemistry from Occidental College, an A.M. and Ph.D. in Chemistry from Harvard University and a J.D. from Stanford Law School.

About Nkarta

Nkarta is a clinical-stage biotechnology company advancing the development of allogeneic natural killer (NK) cell therapies for cancer. By combining its cell expansion and cryopreservation platform with proprietary cell engineering technologies, Nkarta is building a pipeline of cell therapy candidates generated by efficient manufacturing processes, and engineered to enhance tumor targeting and improve persistence for sustained activity in the body. For more information, please visit the company’s website at www.nkartatx.com.

Cautionary Note on Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipates," "believes," "expects," "intends," “plans,” “potential,” "projects,” “would” and "future" or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning: Nkarta’s expectations regarding its growth and financial position, the progress of its platform innovation and manufacturing capabilities, and the expertise of its executives. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties  are described more fully in Nkarta’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the SEC on August 20, 2020, and our other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Nkarta undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Nkarta Media/Investor Contact:
Greg Mann
Nkarta, Inc.
gmann@nkartatx.com